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                                                                      Exhibit 99
                                                                    NEWS RELEASE
[LOGO](TM)
Powerwave(R)
     technologies
1801 E. St. Andrew Place, Santa Ana, CA 92705    FOR IMMEDIATE RELEASE
      (714) 466-1100 Fax (714) 466-5800          Company Contact: Kevin Michaels
                                                                  (714) 466-1608


                             POWERWAVE TECHNOLOGIES
                          REPORTS FIRST QUARTER RESULTS

SANTA ANA, Calif., April 11, 2002 - Powerwave Technologies, Inc. (NASDAQ:PWAV) today reported net sales of $104.1 million for its first quarter ended March 31, 2002, compared to first quarter fiscal 2001 revenues of $73.0 million. Powerwave also reported first quarter net income of $2.7 million, or diluted earnings per share of 4 cents for its fiscal first quarter, compared to a net loss of $9.5 million, or a basic loss per share of 15 cents for the prior year period. The prior year results included approximately $3.6 million in one-time expenses associated with the Company's move and consolidation to a new headquarters facility in the first quarter of 2001.

     "For the first quarter of 2002, our revenues increased over 40% from the prior year and over 20% sequentially, driven by Powerwave's diversified product portfolio and expanded customer base," stated Bruce C. Edwards, President and Chief Executive Officer. "Continuing from the fourth quarter of 2001, we saw strength in demand for our high-powered multi-carrier products for both 2G and 2.5G networks in both the cellular and PCS frequency bands. In addition, we experienced growth in the sales of our 3G based products, which increased by almost 50% on a sequential basis."

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POWERWAVE TECHNOLOGIES
REPORTS FIRST QUARTER RESULTS
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     "During the first quarter, we introduced our new 180 watt multi-carrier RF power amplifier for the cellular band markets as well as demonstrated two new multi-carrier RF power amplifier architectures which utilize proprietary linearization designs capable of achieving efficiency levels in excess of 14% while providing for significant reductions in cost and footprint. We believe that the strength of our engineering and design expertise coupled with our high volume manufacturing capabilities, will continue to enable us to maintain and expand our leadership position within the RF power amplifier industry."

     For the first quarter of 2002, North American revenues were $79.8 million or approximately 77% of revenues as compared to $40.8 million or approximately 56% of revenues for the first quarter of 2001. Total sales to customers based in Asia accounted for approximately 1% of revenues or $1.6 million for the first quarter of 2002, compared to 20% of revenues or $14.4 million for the first quarter of 2001. Total European and other international revenues for the first quarter of 2002 were $22.7 million or approximately 22% of revenues as compared to $17.8 million or approximately 24% of revenues for the first quarter of 2001.

     For the first quarter of 2002, sales of Cellular products totaled $65.5 million or 63% of total revenues, PCS product sales totaled $20.4 million or 20% of revenues and 3G or W-CDMA product sales totaled $18.2 million or 17% of revenues.

     Powerwave's customer diversification for the first quarter of 2002 includes Cingular Wireless, Lucent Technologies, and Nokia Networks each accounting for 10% or more of revenues and Nortel Networks Corporation accounting for approximately 36% of revenues. In

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POWERWAVE TECHNOLOGIES
REPORTS FIRST QUARTER RESULTS
Page 3 of 7


addition, our total sales to network operators accounted for approximately 16% of revenues in the first quarter of 2002.

Balance Sheet

     At March 31, 2002, Powerwave had total cash and cash equivalents of approximately $138.8 million, which is an increase of over $15 million from the December 30, 2001 year-end balance. Total assets were approximately $381.7 million with net inventories of $37.2 million and net accounts receivable of $67.3 million.

Company Background

     Powerwave Technologies, Inc., a TL 9000 and ISO 9001 quality certified company, is a leading supplier of high performance RF power amplifiers for use in wireless communications networks. Powerwave designs, manufactures and markets both single carrier and multi-carrier RF power amplifiers for use in cellular, PCS and 3G base stations throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. Telephone (714) 466-1000. For more information on Powerwave's high performance ultra-linear RF power amplifiers and amplifier systems, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave and Powerwave Technologies are registered trademarks of Powerwave Technologies, Inc. and the Powerwave logo is a trademark of Powerwave Technologies, Inc.

Conference Call

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POWERWAVE TECHNOLOGIES
REPORTS FIRST QUARTER RESULTS
Page 4 of 7


     Powerwave is providing a simultaneous Webcast of its Fiscal 2002 First Quarter financial results conference call on Thursday, April 11, 2002, at 2:00 PM Pacific Time. To access this audio Webcast, log onto https://cis.premconf.com/sc/scw.dll/usr?cid=vlllrdxcmmzvlllll and select the
-------------------------------------------------------------
Powerwave Technologies FY2002 Q1 Earnings Conference Call. The call will last for approximately 1 hour. A replay of this Webcast will be available beginning approximately 2 hours after completion of the initial Webcast. Additionally, an audio playback of Powerwave's first quarter financial results conference call will be available at approximately 5:00 PM Pacific Time on April 11, 2002 through April 21, 2002 by calling (719) 457-0820 or (888) 203-1112 and entering reservation number 613169.

Forward-Looking Statements

     The foregoing statements regarding our ability to benefit from the expected growth in demand for multi-carrier 2G, 2.5G and 3G products; our leadership in designing new RF power amplifiers; and our ability to achieve higher efficiency levels in amplifier performance while providing significant cost and size reductions are "forward looking statements." All of these statements are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: delays in deployment of 3G systems by wireless OEM's and delays in acceptance of 3G systems by network operators; unexpected technical difficulties in developing 3G products; delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks; we require continued success in the design of new amplifier products and such products must be manufacturable and of good quality and

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POWERWAVE TECHNOLOGIES
REPORTS FIRST QUARTER RESULTS
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reliability; our dependence on single source suppliers for certain key components used in our amplifiers exposes us to potential material shortages; variability in our gross margins on new products which could result in a negative impact on our operating results; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave's operating and financial results are described in the Company's Form 10-K for the fiscal year ended December 30, 2001 which is filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company's reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

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                          POWERWAVE TECHNOLOGIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                             Three Months Ended            % of Net Sales
                                            --------------------        --------------------
                                                (unaudited)                  (unaudited)
                                            March 31,   April 1,        March 31,   April 1,
                                              2002        2001            2002        2001
                                              ----        ----            ----        ----
Net Sales                                   $104,085    $ 72,976           100.0%      100.0%
Cost of Sales                                 85,382      68,383            82.0        93.7
                                            --------    --------        --------    --------

Gross Profit                                  18,703       4,593            18.0         6.3

Operating Expenses:
Sales and Marketing                            3,541       4,976             3.4         6.8
Research and Development                       8,350      10,897             8.0        14.9
General and Administrative                     3,613       6,158             3.5         8.5
                                            --------    --------        --------    --------
Total Operating Expenses                      15,504      22,031            14.9        30.2
                                            --------    --------        --------    --------

Operating Income (Loss)                        3,199     (17,438)            3.1       (23.9)

Other Income, net                                687       2,546             0.6         3.5
                                            --------    --------        --------    --------

Income (Loss) before Income Taxes              3,886     (14,892)            3.7       (20.4)
Provision (Benefit) for Income Taxes           1,166      (5,361)            1.1        (7.3)
                                            --------    --------        --------    --------

Net Income (Loss)                           $ 2,720     $ (9,531)            2.6%      (13.1)%
                                            ========    ========        ========    ========

Net income (loss) per share (basic):        $    .04       ($.15)
                          (diluted):        $    .04       ($.15)


Weighted average common shares used in
computing per share amounts (basic):          65,233      63,697
                          (diluted):          66,675      63,697

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                          POWERWAVE TECHNOLOGIES, INC.
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (in thousands)

                                            March 31, 2002     December 30, 2001
                                            --------------     -----------------
ASSETS                                          (unaudited)

Current Assets:
Cash and cash equivalents                       $  138,759       $  123,171
Accounts receivable, net                            67,288           59,732
Inventories, net                                    37,180           33,525
Other current assets                                21,819           16,302
                                                ----------       ----------
Total Current Assets                               265,046          232,730

Property, plant and equipment, net                  97,658          101,792
Other assets                                        18,993           28,495
                                                ----------       ----------
Total Assets                                    $  381,697       $  363,017
                                                ==========       ==========



LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable                                $   39,129       $   22,692
Accrued expenses and other liabilities              19,737           20,928
Income taxes payable                                     -            2,196
Current portion of long-term debt                      529              659
                                                ----------       ----------
Total Current Liabilities                           59,395           46,475

Long-term debt                                          35              239
Other non-current liabilities                           74               68
                                                ----------       ----------
Total Liabilities                                   59,504           46,782

Shareholders' Equity:
Total Shareholders' Equity                         322,193          316,235
                                                ----------       ----------
Total Liabilities and Shareholders' Equity      $  381,697       $  363,017
                                                ==========       ==========

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